Exhibit 1.1.1


                     STANDARD TERMS AND CONDITIONS OF TRUST
                                       For
                           VAN KAMPEN FOCUS PORTFOLIOS
                              INSURED INCOME TRUST

                      Effective for Unit Investment Trusts
                      Established On and After May 24, 2001
                     (Including Van Kampen Focus Portfolios
                              Insured Income Trust,
                        Series 80 and Subsequent Series)

                                      Among

                              VAN KAMPEN FUNDS INC.
                                  as Depositor

                                       and

                              THE BANK OF NEW YORK
                                   as Trustee

                                       and

                              J.J. KENNY CO., INC.
                                  as Evaluator

                                       and

                      VAN KAMPEN INVESTMENT ADVISORY CORP.
                                  as Supervisor




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                                TABLE OF CONTENTS

                                                                                                               PAGE
Preambles.........................................................................................................1

Certificate of Ownership..........................................................................................1

ARTICLE I                  DEFINITIONS............................................................................3

       Section 1.01.       Definitions............................................................................3

ARTICLE II                 DEPOSIT OF BONDS; ACCEPTANCE OF TRUST; SEPARATE TRUSTS; FORM AND ISSUANCE OF
                           UNITS: PORTFOLIO INSURANCE.............................................................7

       Section 2.01.       Deposit of Bonds.......................................................................7
       Section 2.02.       Acceptance of Trust....................................................................7
       Section 2.03.       Issuance of Units......................................................................7
       Section 2.04.       Separate Trusts........................................................................8
       Section 2.05.       Form of Certificates...................................................................8
       Section 2.06.       Portfolio Insurance for IM-IT Trusts...................................................8

ARTICLE III                ADMINISTRATION OF FUND................................................................10

       Section 3.01.       Initial Cost..........................................................................10
       Section 3.02.       Interest Account......................................................................10
       Section 3.03.       Principal Account.....................................................................10
       Section 3.04.       Reserve Account.......................................................................11
       Section 3.05.       Distributions.........................................................................11
       Section 3.06.       Distribution Statements...............................................................14
       Section 3.07.       Sale of Bonds.........................................................................15
       Section 3.08.       Refunding Bonds.......................................................................17
       Section 3.09.       Bond Counsel..........................................................................17
       Section 3.10.       Notice and Sale by Trustee............................................................17
       Section 3.11.       Trustee Not Required to Amortize......................................................18
       Section 3.12.       Liability of Depositor................................................................18
       Section 3.13.       Notice to Depositor...................................................................18
       Section 3.14.       Limited Replacement of Failed Contract Bonds..........................................18
       Section 3.15.       Bookkeeping and Administrative Expenses...............................................20
       Section 3.16.       Deferred Sales Charge.................................................................21
       Section 3.17.       Creation and Development Fee..........................................................21

ARTICLE IV                 SUPERVISOR............................................................................22

       Section 4.01.       Compensation of Supervisor............................................................22
       Section 4.02.       Liability of Supervisor...............................................................23
       Section 4.03.       Resignation and Removal of Supervisor; Successor......................................23

ARTICLE V                  EVALUATION OF BONDS; EVALUATOR........................................................24

       Section 5.01.       Evaluation of Bonds...................................................................24
       Section 5.02.       Information for Unitholders...........................................................25
       Section 5.03.       Compensation of Evaluator.............................................................25
       Section 5.04.       Liability of Evaluator................................................................26
       Section 5.05.       Resignation and Removal of Evaluator; Successor.......................................26

ARTICLE VI                 EVALUATION, REDEMPTION, PURCHASE, TRANSFER, INTERCHANGE OR REPLACEMENT OF UNITS.......27

       Section 6.01.       Trust Evaluation......................................................................27
       Section 6.02.       Redemptions by Trustee; Purchases by Depositor........................................27
       Section 6.03.       Transfer or Interchange of Units......................................................29
       Section 6.04.       Certificates Mutilated, Destroyed, Stolen or Lost.....................................30

ARTICLE VII                TRUSTEE...............................................................................31

       Section 7.01.       General Definition of Trustee's Liabilities, Rights and Duties........................31
       Section 7.02.       Books, Records and Reports............................................................33
       Section 7.03.       Indenture and List of Bonds on File...................................................34
       Section 7.04.       Compensation..........................................................................34
       Section 7.05.       Removal and Resignation of Trustee; Successor.........................................35
       Section 7.06.       Qualifications of Trustee.............................................................36

ARTICLE VIII               RIGHTS OF UNITHOLDERS.................................................................36

       Section 8.01.       Beneficiaries of Trust................................................................36
       Section 8.02.       Rights, Terms and Conditions..........................................................36

ARTICLE IX                 ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS........................................37

       Section 9.01.       Amendments............................................................................37
       Section 9.02.       Termination...........................................................................38
       Section 9.03.       Construction..........................................................................39
       Section 9.04.       Registration of Units.................................................................39
       Section 9.05.       Written Notice........................................................................39
       Section 9.06.       Severability..........................................................................40
       Section 9.07.       Dissolution of Depositor Not to Terminate.............................................40

EXECUTION OF STANDARD TERMS AND CONDITIONS OF TRUST..............................................................40


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                     STANDARD TERMS AND CONDITIONS OF TRUST
                                       FOR
                           VAN KAMPEN FOCUS PORTFOLIOS
                              INSURED INCOME TRUST

         These Standard Terms and Conditions of Trust are executed by the Depositor, The Trustee, the Evaluator and the Supervisor.

                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee, the Evaluator and Supervisor agree as follows:

                                  INTRODUCTION

         These Standard Terms and Conditions of Trust shall be applicable to Van Kampen Focus Portfolios unit investment trusts as provided in this paragraph. For Van Kampen Focus Portfolios unit investment trusts to which these Standard Terms and Conditions of Trust are to be applicable, the Depositor, the Trustee, the Evaluator and the Supervisor shall execute a Trust Agreement incorporating by reference these Standard Terms and Conditions of Trust and designating any exclusions from or additions or exceptions to such incorporation by reference for the purposes of each Trust or variation of the terms hereof for the purposes of each Trust.

         WHEREAS, the form of the Certificates in the respective Trusts shall be substantially as follows:

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                            CERTIFICATE OF OWNERSHIP

Evidencing an Undivided Interest in __________________________________

         THIS IS TO CERTIFY THAT _______________________________

   is the owner and registered holder of this Certificate evidencing the ownership of of fractional undivided interest in the above-named Trust created pursuant to the Indenture, a copy of which is available at the office of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Indenture to which the Holder of this Certificate by virtue of the acceptance hereof assents and is bound, a summary of which Indenture is contained in the prospectus related to the Trust. This Certificate is transferable and interchangeable by the registered owner in person or by his duly authorized attorney at the Trustee's office upon surrender of this Certificate properly endorsed or accompanied by a written instrument of transfer and any other documents that the Trustee may require for transfer, in form satisfactory to the Trustee, and payment of the fees and expenses provided in the Indenture.

         Witness the facsimile signature of the Depositor and the manual signature of an authorized signatory of the Trustee.

DATED:

VAN KAMPEN FUNDS, INC.                   THE BANK OF NEW YORK
     Depositor                           Trustee



By____________________________           By____________________________
 Chairman Authorized Signatory

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM          -as tenants in common
TEN ENT          -as tenants by the entireties
JT TEN           -as joint tenants with right
                  of survivorship and not
                  as tenants in common



 UNIF GIFT MIN ACT - _____Custodian_____
                               (Cust)             (Minor)
                Under Uniform Gifts to Minors Act

                ______________________________
                                    State



         Additional abbreviations may also be used though not in the above list.

                              (FORM OF ASSIGNMENT)

         For Value Received, ___________________________________________________

hereby sell, assign and transfer _________ Units represented by this Certificate unto _____________________________

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    SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE MUST BE PROVIDED

           -----------------------------------------------------------


           -----------------------------------------------------------

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and does hereby irrevocably constitute and appoint _____________________, attorney, to transfer said Units on the books of the Trustee, with full power and substitution in the premises.

Dated:  ____________________________________
        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.


SIGNATURE(S) GUARANTEED BY

-----------------------------------------------------
                     Firm or Bank

-----------------------------------------------------
                 Authorized Signature

---------------------------------------------------------------------------
Signatures must be guaranteed by a participant in the Securities Transfer Agents Medallion Program ("STAMP") or in such other signature guarantee program as is acceptable to the Trustee.

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         NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained the Depositor, the Trustee, the Evaluator and the Supervisor agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

   Section 1.01. Definitions. Whenever used in this Indenture the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

     (1) "Depositor" shall mean Van Kampen Funds Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided.

     (2) "Trustee" shall mean The Bank of New York, or any successor trustee appointed as hereinafter provided.

     (3) "Evaluator" shall mean J.J. Kenny Co., Inc. and its successors in interest, or any successor evaluator appointed as hereinafter provided.

     (4) "Supervisor" shall mean Van Kampen Investment Advisory Corp. and its successors in interest, or any successor evaluator appointed as hereinafter provided.

     (5) "Bond Insurer" shall have the meaning assigned to it in the definition of the term "Portfolio Insurance" herein.

     (6) "Bonds" shall mean such of the interest bearing obligations, including delivery statements relating to "when-issued" and/or "regular way" contracts, if any, for the purchase of certain bonds and certified or bank check or checks or Letter of Credit or Letters of Credit sufficient in amount or availability required for such purchase, deposited in irrevocable trust and listed in all Schedules of the Trust Agreement, and any obligations received in exchange, substitution or replacement for such obligations pursuant to Sections
          3.08 and 3.14 hereof, as may from time to time continue to be held as a part of the Trusts.

     (7) "Business Day" shall mean any day other than a Sunday or, in the City of New York, a legal holiday or a day on which banking institutions are authorized by law to close.

     (8) "Certificate" shall mean any one of the certificates executed by the Trustee and the Depositor evidencing ownership of an undivided fractional interest in a Trust.

     (9) "Contract Bonds" shall mean Bonds which are to be acquired by a Trust pursuant to contracts, including (i) Bonds listed in Schedule A to the Trust Agreement and (ii) Bonds which the Depositor has contracted to purchase for the Trust pursuant to Section 3.14 hereof.

     (10) "Creation and Development Account" shall have the meaning assigned to it in Section 3.17.

     (11) "Depositor's Account" shall have the meaning assigned to it in Section 3.16.

     (12) "Deferred Sales Charge Payment" shall have the meaning assigned to it in Section 3.16.

     (13) "Deferred Sales Charge Payment Dates" shall have the meaning assigned to it in the Trust Agreement.

     (14) "Evaluation" shall have the meaning assigned to it in Section 5.01.

     (15) "Evaluation Time" shall mean the close of regular trading on the New York Stock Exchange or such other time stated in the Prospectus related to a Trust.

     (16) "Failed Contract Bonds" shall have the meaning assigned to it in
          Section 3.14.

     (17) "Failed Contract Notice" shall have the meaning assigned to it in
          Section 3.14.

     (18) "First Settlement Date" shall have the meaning assigned to it in the Trust Agreement.

     (19) "Fund" shall mean the collective Trusts created by the Trust Agreement, which shall consist of the Bonds held pursuant and subject to the Indenture together with all undistributed interest received or accrued thereon, any undistributed cash realized from the sale, redemption, liquidation, or maturity thereof or the proceeds of insurance received in respect thereof. Such amounts as may be on deposit in any Reserve Account hereinafter established shall be excluded from the Fund.

     (20) "Indenture" shall mean these Standard Terms and Conditions of Trust as originally executed or, if amended as hereinafter provided, as so amended, together with the Trust Agreement creating a particular series of the Fund.

     (21) "Interest Account" shall have the meaning assigned to it in Section 3.02.

     (22) "Letter of Credit" shall mean the Letter of Credit or Letters of Credit provided to the Trustee by a financial institution for the purchase of any Contract Bond deposited in a Trust.

     (23) "Mandatory Termination Date" shall have the meaning assigned to it in
          Section 9.02.

     (24) "Monthly Distribution Date" shall have the meaning assigned to it in the Trust Agreement.

     (25) "Monthly Record Date" shall have the meaning assigned to it in the Trust Agreement.

     (26) "Permanent Insurance Policy" shall have the meaning assigned to it in
          Section 3.07.

     (27) "Portfolio Insurance" shall mean one or more contracts or policies of insurance obtained by a Trust guaranteeing the payment when due of the principal of and interest on the Bonds held pursuant and subject to this Indenture, together with the proceeds, if any, thereof payable to or received by the Trustee for the benefit of such Trust and the Unitholders thereof except that Portfolio Insurance shall not include those Bonds held pursuant and subject to this Indenture which are insured by individual policies of insurance issued by an insurance company (a "Bond Insurer") which have been obtained by the issuers of such Bonds (the "Pre-Insured Bonds").

     (28) "Portfolio Insurer" shall mean an insurance company, its successors and assigns, which has issued a contract or policy of insurance obtained by a Trust, if any, protecting such Trust and the Unitholders thereof against nonpayment when due of the principal of and interest on any Bond (except for Pre-Insured Bonds) held by the Trustee as part of such Trust.

     (29) "Pre-Insured Bonds" shall have the meaning assigned to it in the definition of the term "Portfolio Insurance" herein.

     (30) "Principal Account" shall have the meaning assigned to it in Section 3.03.

     (31) "Prospectus" shall mean (a) the prospectus relating to a Trust filed with the Securities and Exchange Commission pursuant to Rule 497(b) under the Securities Act of 1933, as amended, and dated the date of the Trust Agreement or (b) if any post effective amendment to such prospectus shall have been subsequently made effective under the Securities Act of 1933, as amended, such post effective amendment thereto.

     (32) "Purchase Period" shall have the meaning assigned to it in Section
          3.14.

     (33) "Redemption Date" shall have the meaning assigned to it in Section
          6.02.

     (34) "Redemption Price" shall have the meaning assigned to it in Section 6.02.

     (35) "Replacement Bond" shall have the meaning assigned to it in Section 3.14.

     (36) "Reserve Account" shall have the meaning assigned to it in Section
          3.04.

     (37) "Semi-Annual Distribution Date" shall have the meaning assigned to it in the Trust Agreement.

     (38) "Semi-Annual Record Date" shall have the meaning assigned to it in the Trust Agreement.

     (39) "Trust" or "Trusts" shall mean the separate trust or trusts, created by this Indenture, the Bonds constituting the portfolios of which are listed in the various separate Schedules attached hereto.

     (40) "Trust Agreement" shall mean the Trust Agreement for the particular series of the Fund into which these Standard Terms and Conditions are incorporated.

     (41) "Trustee Advance" shall have the meaning assigned to it in the Trust Agreement.

     (42) "Trust Evaluation" shall have the meaning assigned to it in Section 6.01.

     (43) "Unitholder" shall mean the registered holder of any Unit, whether or not in certificated form, as recorded on the books of the Trustee, his legal representatives and heirs and the successors of any corporation, partnership or other legal entity which is a registered holder of any Unit and as such shall be deemed a beneficiary of the Trusts created by this Indenture to the extent of his or her pro rata share thereof.

     (44) "Units" in respect of any Trust shall mean the fractional undivided interest in and ownership of the Trust equal initially to the fraction of the respective Trust specified in the Trust Agreement, the denominator of which shall be decreased by the number of any such Units redeemed as provided in Section 5.02.

     (45) "Unit Value" shall have the meaning assigned to it in Section 6.01.

     (46) Words importing singular number shall include the plural number in each case and vice versa, and words importing persons shall include corporations and associations, as well as natural persons.

     (47) The words "herein," "hereby," "herewith," "hereof," "hereinafter," "hereunder," "hereinabove," "hereafter," "heretofore" and similar words or phrases of reference and association shall refer to this Indenture in its entirety.


                                   ARTICLE II

             DEPOSIT OF BONDS; ACCEPTANCE OF TRUST; SEPARATE TRUSTS;

                 FORM AND ISSUANCE OF UNITS; PORTFOLIO INSURANCE

        Section 2.01. Deposit of Bonds. The Depositor, on the date of the Trust Agreement, has deposited with the Trustee in trust the Bonds listed in the Schedules attached to the Trust Agreement in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form to be held, managed and applied by the Trustee as herein provided. The Depositor shall deliver the Bonds listed on said Schedules to the Trustee which were not actually delivered concurrently with the execution and delivery of the Trust Agreement within 90 days after said execution and delivery, or if the contract to buy such Bond between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor, the Depositor shall forthwith take the remedial action specified in Section 3.14.

        Section 2.02. Acceptance of Trust. The Trustee hereby declares that it holds and will hold each Trust as trustee in trust upon the trusts herein created for the use and benefit of the Unitholders, subject to the terms and conditions of this Indenture.

        Section 2.03. Issuance of Units. (a) The Trustee hereby acknowledges receipt of the deposit of the Securities listed in the Schedules to the Trust Agreement and referred to in Section 2.01 hereof and, simultaneously with the receipt of said deposit, has recorded on its book the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units specified in the Trust Agreement and has delivered, or on the order of the Depositor will deliver, in exchange for such Securities, documentation evidencing the ownership of the number of Units specified and, if such Units are represented by a Certificate, such Certificate substantially in the form above recited, representing the ownership of those Units.

         (b) Under the terms and conditions of the Indenture and the Trust Agreement and at such times as are permitted by the Trustee, Units may be held in uncertificated form. Units will be held in uncertificated form unless a Unitholder requests a Certificate representing his or her Units. The Trustee shall, at the request of the holder of any Units held in uncertificated form, issue a new Certificate to evidence such Units and at such time make an appropriate notation in the registration books of the Trustee. Certificates, if requested, will be issued in denominations of one Unit, or any whole multiple thereof, subject to a Trust's minimum investment requirements. Thereafter, Units may again be held in uncertificated form by surrendering such Certificate to the Trustee for cancellation. At such time, an appropriate notation will be made in the registration book of the Trustee to indicate that the Units formerly evidenced by such canceled Certificate are Units held in uncertificated form. The rights set forth in this Indenture of any holder of Units held in uncertificated form or of Units represented by a Certificate shall be the same of those of any other Unitholder.

        Section 2.04. Separate Trusts. The Trusts created by this Indenture are separate and distinct trusts for all purposes and the assets of one Trust may not be commingled with the assets of any other nor shall the expenses of any Trust be charged against the other. Units representing the ownership of an undivided fractional interest in one Trust shall not be exchangeable for Units representing the ownership of an undivided fractional interest in any other.

        Section 2.05. Form of Certificates. Each Certificate referred to in
Section 2.03 is, and each Certificate hereafter issued shall be, in substantially the form hereinabove recited, numbered serially for identification, in fully registered form, transferable only on the books of the Trustee as herein provided, executed manually by an authorized officer of the Trustee and in facsimile by the Chairman, President or one of the Vice Presidents of the Depositor and dated the date of execution and delivery by the Trustee.

        Section 2.06. Portfolio Insurance. Concurrently with the delivery to the Trustee of the Bonds listed in the Schedules to the Trust Agreement, each Portfolio Insurer has delivered to and deposited with the Trustee for each Trust the Portfolio Insurance to protect such Trust and the Unitholders thereof against nonpayment of principal and interest, when due, on any Bond (except for Pre-Insured Bonds) held by the Trustee in the portfolios of such Trusts. The Trustee shall take all action deemed necessary or advisable in connection with the Portfolio Insurance to continue the Portfolio Insurance in full force and effect and shall pay all premiums due thereon, including the initial premium, all in such manner as in its sole discretion shall appear to result in the most protection and least expense to a Trust.

         The Portfolio Insurance may not be cancelled by the Portfolio Insurer. However, the Trustee shall make the deduction and payment of premiums prescribed in Section 3.05(c) of this Indenture in order to continue in force the coverage thus provided. The Portfolio Insurer's right to the payment of premiums from funds held by the Trustee in accordance with the terms of the policy is absolute (except when payment is withheld in good faith by the Trustee in the event of a dispute over the amount thereof), but no failure on the part of the Trustee to make such payment of premium or installment thereof to the Portfolio Insurer shall result in a cancellation of the Portfolio Insurance or otherwise affect the right of any Unitholder under the policy to have any amounts of principal and interest paid by the Portfolio Insurer to the Trustee to be held as part of a Trust when the same are not paid when due by the issuer of a Bond held by the Trustee as part of such Trust.

         With each payment of premium or installment thereof, the Trustee shall notify the Portfolio Insurer of all Bonds (except Pre-Insured Bonds) which during the expiring premium period were redeemed from or sold by a Trust.

         At all times during the existence of a Trust the Portfolio Insurance policy shall provide for payment by the Portfolio Insurer to the Trustee of any amounts of principal and interest due, but not paid, by the issuer of a Bond insured by the Portfolio Insurance. The Trustee shall promptly notify the Portfolio Insurer of any nonpayment or threatened nonpayment of principal or interest and the Portfolio Insurer shall within 30 days after receipt of such notice make payment to the Trustee of all amounts of principal and interest at that time due, but not paid.

         Payments of principal and interest assumed by the Portfolio Insurer shall be made as required by the related Bond, except in the event of a sale of any such Bond by the Trustee under Section 3.07, 6.02 or 7.04, or a termination of this Indenture and the related Trust created hereby under Section 9.02, prior to the final maturity of such Bond, in each of which events, upon notice from the Trustee, the Portfolio Insurer shall promptly make payment of the accrued interest on such Bond to the Trustee and shall be relieved of further obligation to the Trustee thereon.

         Upon the making of any payment referred to in the preceding paragraphs, the Portfolio Insurer shall succeed to the rights of the Trustee under the Bond involved to the extent of the payments made at that time, or any time subsequent thereto, and shall continue to make all payments required by the terms of such Bond to the extent that funds are not provided therefor by the issuer thereof. Upon the payment of any amounts by the Portfolio Insurer, occasioned by the nonpayment thereof by the issuer, the Trustee shall execute and deliver to the Portfolio Insurer any receipt, instrument or document required to evidence the right of the Portfolio Insurer in the Bond involved to payment of principal and/or interest thereon to the extent of the payments made by the Portfolio Insurer to the Trustee.

         With respect to a Pre-Insured Bond in a Trust, the Trustee shall promptly notify the Bond Insurer of any nonpayment of principal or interest on such Pre-Insured Bond and if the Bond Insurer should fail to make payment to the Trustee within 30 days after receipt of such notice, the Trustee shall take all action against the Bond Insurer and/or the issuer deemed necessary to collect all amounts of principal and interest at that time due, but not collected.



                                   ARTICLE III

                             ADMINISTRATION OF FUND

        Section 3.01. Initial Cost. To the extent not borne by the Depositor, the expenses incurred in establishing a Trust shall be borne by such Trust, including the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the Indenture, and other documents relating to a Trust, printing of Certificates, Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of a Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of prospectuses (including preliminary prospectuses), expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses. To the extent the funds in the Interest and Principal Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Interest or Principal Accounts such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance in the manner provided in the related Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust.

        Section 3.02. Interest Account. The Trustee shall collect the interest on the Bonds in each Trust as such becomes payable (including all interest accrued but unpaid prior to the date of deposit of the Bonds in trust and including that part of the proceeds of the sale, liquidation, redemption or maturity of any Bonds or insurance payments thereon which represents interest thereon) and credit such interest to a separate account for each Trust to be known as the "Interest Account."

        Section 3.03. Principal Account. (a) The Bonds in each Trust and all moneys (except moneys held by the Trustee pursuant to subsection (b) hereof) other than amounts credited to the Interest Account, received by the Trustee in respect of the Bonds in each Trust, including insurance payments thereon, if any, shall be credited to a separate account for each Trust to be known as the "Principal Account."

         (b) Moneys and/or irrevocable Letters of Credit required to purchase Contract Bonds or deposited to secure such purchases are hereby declared to be held specially by the Trustee for such purchases and shall not be deemed to be part of the Principal Account of the applicable Trust until (i) the Depositor fails to timely purchase a Contract Bond and has not given the Failed Contract Notice at which time the moneys and/or Letters of Credit attributable to the Contract Bond not purchased by the Depositor shall be credited to the Principal Account; or (ii) the Depositor has given the Trustee the Failed Contract Notice at which time the moneys and/or Letters of Credit attributable to failed contracts referred to in such Failed Contract Notice shall be credited to the Principal Account; provided, however, that if the Depositor also notifies the Trustee in the Failed Contract Notice that it has purchased or entered into a contract to purchase a Replacement Bond, the Trustee shall not credit such moneys and/or Letters of Credit to the Principal Account unless the Replacement Bond shall also have failed or is not delivered by the Depositor within two Business Days after the settlement date of such Replacement Bond, in which event the Trustee shall forthwith credit such moneys and/or Letters of Credit to the Principal Account. The Trustee shall in any case forthwith credit to the Principal Account, and/or cause the Depositor to deposit in the Principal Account, the difference, if any, between the purchase price of the failed Contract Bond and the purchase price of the Replacement Bond, together with any sales charge and accrued interest applicable to such difference and distribute such moneys to Unitholders pursuant to Section 3.05.

         The Trustee shall give prompt written notice to the Depositor and the Evaluator of all amounts credited to or withdrawn from a Principal Account and the balance in such Principal Account after giving effect to such credit or withdrawal.

        Section 3.04. Reserve Account. From time to time the Trustee shall withdraw from the cash on deposit in an Interest Account or Principal Account of a Trust such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other governmental charges that may be payable out of such Trust. Such amounts so withdrawn shall be credited to a separate account which shall be known as the "Reserve Account." The Trustee shall not be required to distribute to the Unitholders any of the amounts in the Reserve Account; provided, however, that if it shall, in its sole discretion, determine that such amounts are no longer necessary for payment of any applicable taxes or other governmental charges, then it shall promptly deposit such amounts in the account from which withdrawn or if such Trust shall have terminated or shall be in the process of termination, the Trustee shall distribute same in accordance with Sections 9.02(d) and (e) to each Unitholder such Unitholder's interest in the Reserve Account.

        Section 3.05. Distributions. The Trustee, as of the First Settlement Date, shall advance from its own funds and shall pay to the Unitholders of the each Trust then of record the amount of interest accrued on the Bonds deposited in such Trust. The Trustee shall be entitled to reimbursement for such advancement from interest received by the respective Trust before any further distributions shall be made from the Interest Account to Unitholders of such Trust. The Trustee shall also advance from its own funds and pay the appropriate persons the Trustee Advance, which amount represents interest which accrues on any "when, as and if issued" Bonds deposited in a Trust from the First Settlement Date to the respective dates of delivery to the Trust of any of such Bonds. Subsequent distributions shall be made as hereinafter provided.

         Subsequent distributions of funds from the Interest Account of a Trust shall be made on the applicable Monthly and Semi-Annual Record Dates of a Trust as described herein.

         As of each Monthly Record Date, the Trustee shall, with respect to each
Trust:

                   (a) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 7.04;

                   (b) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to the Evaluator the amount that it is at the time entitled to receive pursuant to Section 5.03;

                   (c) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to any Portfolio Insurer the amount of any premium to which it is at the time entitled to receive pursuant to Section 2.06;

                   (d) deduct from the Interest Account, or to the extent funds are not available in such Account, from the Principal Account and pay to the Depositor the amount that it is entitled to receive pursuant to
         Section 3.15;

                   (e) deduct from the Interest Account, or to the extent funds are not available in such Account, from the Principal Account and pay to the Supervisor the amount that it is entitled to receive pursuant to
         Section 4.01; and

                   (f) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such bond counsel pursuant to Section 3.09 as certified to by the Depositor.

         On or shortly after each Monthly Distribution Date for a Trust, the Trustee shall distribute by mail to or upon the order of each Unitholder of record of such Trust as of the close of business on the preceding Monthly Record Date at the post office address appearing on the registration books of the Trustee such Unitholder's pro rata share of the balance of the Interest Account calculated as of the Monthly Record Date on the basis of one-twelfth of the estimated annual interest income to such Trust for the ensuing twelve months, after deduction of the estimated costs and expenses of such Trust to be incurred during the twelve month period for which the interest income has been estimated.

         In lieu of the monthly distributions of interest provided above, a Unitholder may receive payments from the Interest Account semi-annually.

         Unitholders may elect to receive distributions on a semi-annual basis by notice to the Trustee in such form as may be acceptable to the Trustee. Such notice shall be effective with respect to subsequent distributions until changed by further notice to the Trustee in such form as may be acceptable to the Trustee. Unitholders receiving semi-annual distributions may elect to receive distributions on a monthly basis by notice to the Trustee in such form as may be acceptable to the Trustee. Such notice shall be effective with respect to subsequent distributions until changed by further notice to the Trustee in such form as may be acceptable to the Trustee. Changes in the plan of distribution will become effective as of opening of business on the day after the next Semi-Annual Record Date and such distributions will continue until further notice.

         With respect to Unitholders who have elected to receive semi-annual interest distributions from a Trust, on or shortly after each Semi-Annual Distribution Date for such Trust, the Trustee shall distribute by mail to or upon the order of each such Unitholder of record of such Trust as of the close of business on the preceding Semi-Annual Record Date at the post office address appearing on the registration books of the Trustee such Unitholder's pro rata share of the balance of the Interest Account calculated as of the Semi-Annual Record Date on the basis of one-half of the estimated annual interest income to such Trust for the ensuing twelve months, after deduction of the estimated costs and expenses of such Trust to be incurred during the twelve month period for which the interest income has been estimated.

         To the extent practicable, the Trustee shall allocate the expenses of each Trust among Units of such Trust, giving effect within each Trust to differences in administrative and operational cost among those Units owned by Unitholders who have chosen to receive distributions monthly or semi-annually.

         In the event the amount on deposit in the Interest Account of a Trust is not sufficient for the payment of the amount of interest to be distributed to Unitholders on the bases of the aforesaid computations, the Trustee may advance its own funds and cause to be deposited in and credited to such Interest Account such amounts as may be required to permit payment of the monthly or semi-annual interest distribution to be made as aforesaid and shall be entitled to be reimbursed out of amounts credited to the Interest Account subsequent to the date of such advance. Distributions to Unitholders who are participating in one of the optional plans for distribution of interest shall not be affected because of advancements by the Trustee for the purpose of equalizing distributions to Unitholders participating in a different plan.

         Distributions of amounts represented by the cash balance in the Principal Account for a Trust shall be computed as of each Semi-Annual Record Date of each year. On each such Semi-Annual Distribution Date, or within a reasonable period of time thereafter, the Trustee shall distribute by mail to each Unitholder of record of such Trust at the close of business on the preceding Semi-Annual Record Date at his post office address such Unitholder's pro rata share of the cash balance of the Principal Account as thus computed. The Trustee shall not be required to make a distribution from the Principal Account unless the cash balance on deposit therein available for distribution shall be sufficient to distribute at least $1.00 per Unit. However, should the amount available for distribution in the Principal Account equal or exceed $10.00 per Unit, the Trustee will make a special distribution from the Principal Account on the next Monthly Distribution Date to Unitholders of record on the preceding Monthly Record Date.

         If the Depositor (i) fails to replace any Failed Contract Bond or (ii) is unable or fails to enter into any contract for the purchase of any Replacement Bond in accordance with Section 3.14, the Trustee shall distribute to all Unitholders of the related Trust the principal, accrued interest and sales charge attributable to such Failed Contract Bond at the next Monthly Distribution Date which is more than thirty days after the expiration of the Purchase Period or at such earlier time or in such manner as the Trustee in its sole discretion deems to be in the best interest of the Unitholders of the related Trust.

         If any contract for a Replacement Bond in replacement of a Failed Contract Bond shall fail, the Trustee shall distribute the principal, accrued interest and sales charge attributable to the Failed Contract Bond to the Unitholders of the related Trust at the next Monthly Distribution Date which is more than thirty days after the date on which the contract in respect of such Replacement Bond failed or at such earlier time or in such earlier manner as the Trustee in its sole discretion determines to be in the best interest of the Unitholders of the related Trust. The Depositor agrees to reimburse the Trustee for any sales charge payments collected by the Depositor to which it is not entitled pursuant to this paragraph.

         If, at the end of the Purchase Period, less than all moneys attributable to a Failed Contract Bond have been applied or allocated by the Trustee pursuant to a contract to purchase Replacement Bonds, the Trustee shall distribute the remaining moneys to Unitholders of the related Trust at the next Monthly Distribution Date which is more than thirty days after the end of the Purchase Period or at such earlier time thereafter as the Trustee in its sole discretion deems to be in the best interest of the Unitholders of the related Trust.

         The amounts to be so distributed to each Unitholder of a Trust shall be that pro rata share of the cash balance of the Interest and Principal Accounts of such Trust, computed as set forth above, as shall be represented by the Units registered in the name of such Unitholder. In the computation of each such share, fractions of less than one cent shall be omitted. After any such distribution provided for above, any cash balance remaining in an Interest Account or Principal Account of a Trust shall be held in the same manner as other amounts subsequently deposited in each of such Interest and Principal Accounts, respectively.

         For the purpose of distributions as herein provided, the Unitholders of record on the registration books of the Trustee at the close of business on each Monthly or Semi-Annual Record Date shall be conclusively entitled to the related distribution, and no liability shall attach to the Trustee by reason of payment to any such registered Unitholder of record. Nothing herein shall be construed to prevent the payment of amounts from the Interest Account and the Principal Account of a Trust to individual Unitholders by means of one check, draft or other proper instrument, provided that the appropriate statement of such distribution shall be furnished therewith as provided in Section 3.06 hereof.

        Section 3.06. Distribution Statements. With each distribution from the Interest or Principal Accounts of a Trust the Trustee shall set forth, either in the instrument by means of which payment of such distribution is made or in an accompanying statement, the amount being distributed from each such Account and, if from the Interest Account, the amount of accrued interest (uncollected and not available for distribution) on the record date for such distribution, each expressed as a dollar amount per Unit.

         Within a reasonable period of time after the last Business Day of each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was a Unitholder of a Trust a statement setting forth, with respect to such calendar year:

     (A)  as to the Interest Account:

          (1)  the amount of interest received on the Bonds,

          (2)  the amounts paid for purchases of Replacement Bonds pursuant to
               Section 3.14 and for redemptions pursuant to Section 6.02,

          (3) the deductions for applicable taxes and fees and expenses of the Trustee and counsel, and

          (4) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year;

     (B)  as to the Principal Account:

          (1) the dates of the sale, maturity, liquidation or redemption of any of the Bonds and the net proceeds received therefrom, excluding any portion thereof credited to the Interest Account,

          (2)  the amount paid for purchases of Replacement Bonds pursuant to
               Section 3.14 and for redemptions pursuant to Section 6.02,

          (3) the deductions for payment of applicable taxes and fees and expenses of the Trustee and counsel, and

          (4) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year;

     (C)  the following information:

          (1) a list of the Bonds as of the last Business Day of such calendar year,

          (2) the number of Units outstanding on the last Business Day of such calendar year,

          (3) the Unit Value based on the last Trust Evaluation of such Trust made during such calendar year, and

          (4) the amounts actually distributed during such calendar year from the Interest and Principal Accounts, separately stated, expressed both as total dollar amounts and as dollar amounts per Unit outstanding on the record dates for each plan of distribution.

        Section 3.07. Sale of Bonds. If necessary, in order to maintain the investment character of a Trust, the Depositor may direct the Trustee to sell or liquidate Bonds at such price and time and in such manner as shall be determined by the Depositor, provided that the Supervisor has determined that any one or more of the following conditions exist:

               (a) that there has been a default on such Bonds in the payment of principal or interest, or both, when due and payable;

               (b) that any action or proceeding has been instituted in law or equity seeking to restrain or enjoin the payment of principal or interest on any such Bonds, attacking the constitutionality of any enabling legislation or alleging and seeking to have judicially determined the illegality of the issuing body or the constitution of its governing body or officers, the illegality, irregularity or omission of any necessary acts or proceedings preliminary to the issuance of such Bonds, or seeking to restrain or enjoin the performance by the officers or employees of any such issuing body of any improper or illegal act in connection with the administration of funds necessary for debt service on such Bonds or otherwise; or that there exists any other legal question or impediment affecting such Bonds or the payment of debt service on the same;

               (c) that there has occurred any breach of covenant or warranty in any resolution, ordinance, trust indenture or other document, which would adversely affect either immediately or contingently the payment of debt service on such Bonds, or their general credit standing, or otherwise impair the sound investment character of such Bonds;

               (d) that there has been a default in the payment of principal of or interest on any other outstanding obligations of an issuer or guarantor of such Bonds;

               (e) that in the case of revenue Bonds, the revenues and income of the facility or project or other special funds expressly charged and pledged for debt service on any such Bonds shall fall substantially below the estimated revenues or income calculated by the engineers or other proper officials charged with the acquisition, construction or operation of such facility or project, so that, in the opinion of the Depositor, the retention of such Bonds would be detrimental to the sound investment character of such Trust and to the interest of the Unitholders;

               (f) that the price of any such Bonds had declined to such an extent, or such other market or credit factor exists, so that in the opinion of the Depositor the retention of such Bonds would be detrimental to such Trust and to the interest of the Unitholders;

               (g) that such Bonds are the subject of an advanced refunding. For the purposes of this Section 3.07(g), "an advanced refunding" shall mean when refunding bonds are issued and the proceeds thereof are deposited in irrevocable trust to retire the Bonds on or before their redemption date; or

               (h) that as of any Monthly or Semi-Annual Record Date any of the Bonds are scheduled to be redeemed and paid prior to the next succeeding Monthly Distribution Date; provided, however, that as the result of such redemption the Trustee will receive funds in an amount sufficient to enable the Trustee to include in the next distribution from the Principal Account at least $1.00 per Unit.

        The Supervisor shall also consider whether any Portfolio Insurance that may be applicable to the Bonds cannot be relied upon to provide the principal and interest protections intended to be afforded by such Portfolio Insurance.

         In the event the Depositor has directed the Trustee to sell a Bond from a Trust, the Trustee shall exercise its right to purchase a policy providing for permanent insurance on such Bond (a "Permanent Insurance Policy") if the Supervisor determines that such purchase and payment of the related premium will result in a net realization for the Trust greater than would the sale of the Bond without the purchase of a Permanent Insurance Policy with respect to such Bond and such Trust shall pay an amount equal to the premium payable for such Permanent Insurance Policy to the Portfolio Insurer at the time and in the manner required by such Permanent Insurance Policy. Such premium shall be payable only from the sale of such Bonds.

         Upon receipt of such direction from the Depositor, upon which the Trustee shall rely, the Trustee shall proceed to sell or liquidate the specified Bonds in accordance with such direction; provided, however, that the Trustee shall not sell or liquidate any Bonds upon receipt of a direction from the Supervisor that it has determined that the conditions in subdivision (h) above exist, unless the Trustee shall receive on account of such sale or liquidation the full principal amount of such Bonds, plus the premium, if any, and the interest accrued and to accrue thereon to the date of the redemption of such Bonds.

         The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Depositor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell or liquidate any Bonds under this Section 3.07 except to the extent otherwise required by Section 3.10 of this Indenture.

        Section 3.08. Refunding Bonds. In the event that an offer shall be made by an obligor of any of the Bonds in a Trust to issue new obligations in exchange and substitution for any issue of Bonds pursuant to a plan for the refunding or refinancing of such Bonds, the Depositor shall instruct the Trustee in writing to reject such offer and either to hold or sell such Bonds, except that if (1) the issuer is in default with respect to such Bonds or (2) in the opinion of the Depositor, given in writing to the Trustee, the issuer will probably default with respect to such Bonds in the reasonably foreseeable future, the Depositor shall instruct the Trustee in writing to accept or reject such offer or take any other action with respect thereto as the Depositor may deem proper. Any obligation so received in exchange shall be deposited hereunder and shall be subject to the terms and conditions of this Indenture to the same extent as the Bonds originally deposited hereunder. Within five days after such deposit, notice of such exchange and deposit shall be given by the Trustee to each Unitholder of such Trust, including an identification of the Bonds eliminated and the bonds substituted therefor.

        Section 3.09. Counsel. The Depositor may employ from time to time as it may deem necessary a firm of attorneys for any legal services that may be required in connection with the disposition of underlying bonds pursuant to
Section 3.07 or the substitution of any securities for underlying bonds as the result of any refunding permitted under Section 3.08. The fees and expenses of such counsel shall be paid by the Trustee from the Interest and Principal Accounts of the appropriate Trust as provided for in Section 3.05(f) hereof.

        Section 3.10. Notice and Sale by Trustee. If at any time the principal of or interest on any of the Bonds shall be in default and not paid or provision for payment thereof shall not have been duly made within thirty days, either pursuant to any Portfolio Insurance or otherwise, the Trustee shall notify the Depositor thereof. If within thirty days after such notification the Depositor has not given any instruction to sell or to hold or has not taken any other action in connection with such Bonds, the Trustee may in its discretion sell such Bonds forthwith, and the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of such sale.

        Section 3.11. Trustee Not Required to Amortize. Nothing in this Indenture, or otherwise, shall be construed to require the Trustee to make any adjustments between the Interest and Principal Accounts of any Trust by reason of any premium or discount in respect of any of the Bonds.

        Section 3.12. Liability of Depositor. The Depositor shall be under no liability to the Unitholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture or for errors in judgment, but shall be liable only for its own wilful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Depositor may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, bond counsel or any other persons pursuant to this Indenture and in furtherance of its duties.

        Section 3.13. Notice to Depositor. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of the Bonds (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Bonds have been issued), the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct; provided, however, that if the Depositor shall not within five Business Days of the giving of such notice to the Depositor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action as it, in its sole discretion, shall deem advisable. Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action with respect to this Section 3.13.

        Section 3.14. Limited Replacement of Failed Contract Bonds. If any contract in respect of Contract Bonds other than a contract to purchase a Replacement Bond, including those purchased on a when, as and if issued basis, shall have failed due to any occurrence, act or event beyond the control of the Depositor or the Trustee (such Contract Bonds being herein called the "Failed Contract Bonds"), the Depositor shall notify the Trustee (such notice being herein called the "Failed Contract Notice") of its inability to deliver the Failed Contract Bond to the Trustee after it is notified that the Failed Contract Bond will not be delivered by the seller thereof to the Depositor. Prior to, or simultaneously with, giving the Trustee the Failed Contract Notice, or within a maximum of twenty days after giving such Failed Contract Notice (such twenty day period being herein called the "Purchase Period"), the Depositor shall, if possible, purchase or enter into the contract to purchase an obligation to be held as a Bond hereunder (herein called a "Replacement Bond") as part of the appropriate Trust in replacement of the Failed Contract Bond, subject to the satisfaction of all of the following conditions in the case of each purchase or contract to purchase:

                   (a) The Replacement Bonds (i) shall be long-term bonds, debentures, notes or other straight debt obligations (whether secured or unsecured and whether senior or subordinated) without equity or other conversion features, with fixed maturity dates substantially the same as those of the Failed Contract Bonds, having no warrants or subscription privileges attached; (ii) shall be payable in United States currency; (iii) shall not be "when, as and if issued" obligations or restricted securities; (iv) shall be issued after July 18, 1984 if interest thereon is United States source income; (v) shall be issued or guaranteed by an issuer subject to or exempt from the reporting requirements under Section 13 or 15(d) of the Securities Exchange Act of 1934 (or similar provisions of law) or in effect guaranteed, directly or indirectly, by means by of a lease agreement, agreement to buy securities, services or products, or other similar commitment of the credit of such an issuer to the payment of the Replacement Bonds; and (vi) shall not cause the Units of the related Trust to cease to be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                   (b) The purchase price of the Replacement Bonds (exclusive of accrued interest) shall not exceed the principal attributable to the Failed Contract Bonds.

                   (c) Each Replacement Bond is a Pre-Insured Bond or is acceptable to the Portfolio Insurer to be included under the respective Trust's Portfolio Insurance and will be so included upon acquisition by the Trust.

                   (d) The Depositor shall furnish a notice to the Trustee (which may be part of the Failed Contract Notice) in respect of the Replacement Bond purchased or to be purchased that shall (i) identify the Replacement Bonds, (ii) state that the contract to purchase, if any, entered into by the Depositor is satisfactory in form and substance, and (iii) state that the foregoing conditions of clauses (a) through (d) have been satisfied with respect to the Replacement Bonds.

         Notwithstanding anything to the contrary in this Section 3.14, no substitution of Replacement Bonds will be made without an opinion of counsel that such substitution will not adversely affect the federal income tax status of the related Trust, if such Replacement Bonds when added to all previously purchased Replacement Bonds in the related Trust exceed 15% of the principal amount of Bonds initially deposited in the related Trust.

         Upon satisfaction of the foregoing conditions with respect to any Replacement Bond, the Depositor shall pay the purchase price for the Replacement Bond from its own resources or, if the Trustee has credited any moneys and/or Letters of Credit attributable to the Failed Contract Bond to the Principal Account of the related Trust, the Trustee shall pay the purchase price of the Replacement Bond upon directions from the Depositor from the moneys and/or Letters of Credit so credited to such Principal Account. If the Depositor has paid the purchase price, and, in addition, the Trustee has credited moneys of the Depositor to the Principal Account of the related Trust, the Trustee shall forthwith return to the Depositor the portion of such moneys that is not properly distributable to Unitholders of such Trust pursuant to Section 3.05.

         Whenever a Replacement Bond is acquired by the Depositor pursuant to the provisions of this Section 3.14, the Trustee shall, within five days thereafter, mail to all Unitholders of such Trust notices of such acquisition, including an identification of the Failed Contract Bonds and the Replacement Bonds acquired. The purchase price of the Replacement Bonds shall be paid out of the principal attributable to the Failed Contract Bonds. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any such directions and in the absence of such directions the Trustee shall have no duty to purchase any Replacement Bonds under this Indenture. The Depositor shall not be liable for any failure to instruct the Trustee to purchase any Replacement Bonds or for errors of judgment in respect of this Section 3.14; provided, however, that this provision shall not protect the Depositor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

        Section 3.15. Bookkeeping and Administrative Expenses. As compensation for providing bookkeeping and other administrative services of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940, the Depositor shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in an amount which shall not exceed $0.15 (or such other amount specified as compensation for the Depositor for providing bookkeeping and administrative services in the Trust Agreement) per Unit outstanding as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in Section 5.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Depositor provides services during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other series of the Fund for providing such bookkeeping and administrative services in any calendar year exceed the aggregate cost to the Depositor for providing such services. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of invoice therefor from the Depositor, upon which, as to the cost incurred by the Depositor of providing services hereunder the Trustee may rely, and shall be charged against the Interest and/or Principal Accounts, in accordance with Section 3.05.

         If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.15, the Trustee shall have the power to sell (a) Securities from the current list of Securities designated to be sold pursuant to Section 6.02 hereof, or (b) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.15.

         Any moneys payable to the Depositor pursuant to this Section 3.15 shall be secured by a lien on the related Trust prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 7.04 herein.

        Section 3.16. Deferred Sales Charge. If the Prospectus related to a Trust specifies a deferred sale charge, the Trustee shall, on each Deferred Sales Charge Payment Date and as permitted by such Prospectus, withdraw from the Interest Account, or from the Principal Account to the extent funds are not available in the Interest Account, an amount per Unit equal to the Deferred Sales Charge Payment and credit such amount to a special non-Trust account maintained at the Trustee out of which the deferred sales charge will be distributed to the Depositor (the "Depositor's Account"). If the balance in the Interest and Principal Accounts is insufficient to make any such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional moneys in the Interest or Principal Accounts, or sell Bonds and credit the proceeds thereof to such special Depositor's Account. If a Unitholder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, deduct from the Redemption Price payable to such Unitholder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to such special Depositor's Account. The Depositor may at any time instruct the Trustee in writing to distribute to the Depositor amounts previously credited to the Depositor's Account. Amounts to be credited to the Depositor's Account with respect to each Deferred Sales Charge Payment are due and payable to the Depositor on the related Deferred Sales Charge Payment Date.

         If any Deferred Sales Charge Payment Date is not a Business Day, that Deferred Sales Charge Payment Date shall be deemed to be the next Business Day. The term "Deferred Sales Charge Payment" shall mean a fraction of the total maximum deferred sales charge specified in the Prospectus, the numerator of which is one and the denominator of which is equal to the total number of Deferred Sales Charge Payment Dates.

        Section 3.17. Creation and Development Fee. If the Prospectus related to a Trust specifies a creation and development fee, the Trustee shall, on such date or dates set forth in the Prospectus for a Trust withdraw from the Interest Account, or from the Principal Account to the extent funds are not available in the Interest Account, an amount equal to either the accrued and unpaid creation and development fee as of such date (for Trusts in which the applicable Prospectus provides that the creation and development accrue on a daily basis) or the entire creation and development fee (for Trusts in which the applicable Prospectus provides that the creation and development fee be assessed at the conclusion of the initial offering period, as certified by the Depositor to the Trustee) and credit such amount to a special non-Trust account designated by the Depositor out of which the creation and development fee will be distributed to the Depositor (the "Creation and Development Account"). For Trusts in which the applicable Prospectus provides for daily accrual of the creation and development fee, the creation and development fee will accrue on a daily basis at an annual rate as set forth in such Prospectus for the Trust based on a percentage of the average daily Unit Value of the Trust. For Trusts in which the applicable Prospectus provides that the entire creation and development fee will be assessed at the conclusion of the initial offering period, the reimbursement provided for in this section shall be for the account of Unitholders of record at the conclusion of the initial offering period and shall have no effect on the Unit Value prior to such date. If the balance in the Interest and Principal Accounts is insufficient to make any such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional moneys in the Interest or Principal Accounts, or sell Bonds and credit the proceeds thereof to such special Depositor's Account to the extent payable pursuant to this Section 3.17. If the Trust is terminated pursuant to Section 7.01(g), the Depositor agrees to reimburse Unitholders for any amounts of the Creation and Development Fee collected by the Depositor to which it is not entitled. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of Unitholders. Notwithstanding the foregoing, the Depositor shall not receive any amount of Creation and Development Fee which exceeds the maximum amount per Unit stated in the Prospectus. For Trusts in which the applicable Prospectus provides for daily accrual of the creation and development fee, the Depositor shall notify the Trustee, not later than ten Business Days prior to the date on which the Depositor anticipates that the maximum amount of the creation and development fee the Depositor may receive has been accrued and shall also notify the Trustee as of the date when the maximum amount of the creation and development fee has been accrued. The Trustee shall have no responsibility or liability for damages or loss resulting from any error in the information in the preceding sentence. The Depositor agrees to reimburse the Trust and any Unitholder any amount of Creation and Development Fee it receives which exceeds the amount which the Depositor may receive under applicable laws, regulations and rules.



                                   ARTICLE IV

                               SUPERVISOR SERVICER

        Section 4.01. Compensation of Supervisor. As compensation for providing supervisory portfolio services under this Indenture, the Supervisor shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in an amount which shall not exceed $0.25 (or such other amount specified as compensation for the Supervisor in the Trust Agreement) per Unit outstanding as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in Section 5.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Supervisor provides services during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other series of the Fund for providing such supervisory services in any calendar year exceed the aggregate cost to the Supervisor for providing such services. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of invoice therefor from the Supervisor, upon which, as to the cost incurred by the Supervisor of providing services hereunder the Trustee may rely, and shall be charged against the Interest and/or Principal Accounts, in accordance with Section 3.05.

         If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 4.01, the Trustee shall have the power to sell (i) Bonds from the current list of Bonds designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Bonds have been so designated, such Bonds as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 4.01.

         Any moneys payable to the Supervisor pursuant to this Section 4.01, shall be secured by a prior lien on the Trust except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04.

        Section 4.02. Liability of Supervisor. The Supervisor shall be under no liability to the Unitholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture or for errors in judgment, but shall be liable only for its own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Supervisor may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, counsel or any other persons pursuant to this Indenture and in furtherance of its duties.

        Section 4.03. Resignation and Removal of Supervisor; Successor. (a) The Supervisor may resign and be discharged hereunder, by executing an instrument in writing resigning as Supervisor and filing the same with the Depositor and the Trustee, not less than 60 days before the date specified in such instrument when, subject to Section 4.03(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor and the Trustee shall use their best efforts to appoint a successor supervisor having qualifications and at a rate of compensation satisfactory to the Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the resigning Supervisor and one copy to the successor supervisor. The Depositor or the Trustee may remove the Supervisor at any time upon 30 days' written notice and appoint a successor supervisor having qualifications and at a rate of compensation satisfactory to the Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the Supervisor so removed and one copy to the successor supervisor. Notice of such resignation or removal and appointment of a successor supervisor shall be mailed by the Trustee to each Unitholder then of record.

         (b) Any successor supervisor appointed hereunder shall execute, acknowledge and deliver to the Depositor and the Trustee an instrument accepting such appointment hereunder, and such successor supervisor without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Supervisor herein and shall be bound by all the terms and conditions of this Indenture.

         (c) In case at any time the Supervisor shall resign and no successor supervisor shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Depositor and the Trustee, the Supervisor may forthwith apply to a court of competent jurisdiction for the appointment of a successor supervisor. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor supervisor.

         (d) Any corporation into which the Supervisor hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Supervisor hereunder shall be a party, shall be the successor supervisor under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Supervisor may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

         (e) Any resignation or removal of the Supervisor and appointment of a successor supervisor pursuant to this Section shall become effective upon acceptance of appointment by the successor supervisor as provided in subsection
(b) hereof.



                                    ARTICLE V

                         EVALUATION OF BONDS; EVALUATOR

        Section 5.01. Evaluation of Bonds. (a) The Evaluator shall determine separately and promptly furnish to the Trustee and the Depositor upon request, the value of each issue of Bonds (including Contract Bonds) ("Evaluation") as the Evaluation Time (i) on each Business Day during the period which the Units are being offered for sale to the public and (ii) on any other day on which a Trust Evaluation is to be made pursuant to Section 6.01 or which is requested by the Depositor or the Trustee. As part of the Trust Evaluation, the Evaluator shall determine separately and promptly furnish to the Trustee and the Depositor upon request the Evaluation of each issue of Bonds initially deposited in a Trust on the Date of Deposit. The Evaluator's determination of the offering prices of the Bonds on the Date of Deposit shall be included in the Schedules attached to the Trust Agreement.

         (b) During the initial offering period of Units of a Trust such Evaluation shall be made: (i) on the basis of current offer prices for the Bonds, (ii) if offer prices are not available for the Bonds, on the basis of current offer prices for comparable bonds, (iii) by causing the value of the Bonds to be determined by others engaged in the practice of evaluation, quoting or appraising comparable bonds, or (iv) by any combination of the above. For each evaluation, the Evaluator shall also determine and furnish to the Trustee and the Depositor the aggregate of (a) the value of all Bonds in each Trust on the basis of such evaluation and (b) on the basis of the information furnished to the Evaluator by the Trustee pursuant to Section 3.03, the amount of cash then held in the Principal Account relating to such Trust which was received by the Trustee after the Monthly or Semi-Annual Record Date preceding such determination less any amounts held in the Principal Account relating to such Trust for distribution to Unitholders on a subsequent Monthly or Semi-Annual Distribution Date when a Monthly or Semi-Annual Record Date occurs four Business Days or less after such determination. For the purposes of the foregoing, the Evaluator may obtain current prices for the Bonds in each Trust from investment dealers or brokers (including the Depositor) that customarily deal in municipal bonds. For each Evaluation, the Evaluator shall also confirm and furnish to the Trustee and the Depositor, on the basis of the information furnished to the Evaluator by the Trustee as to the value of all Trust assets other than Bonds, the calculation of the Trust Evaluation to be computed pursuant to Section 6.01.

         (c) After the initial offering period of Units of a Trust, Evaluation of the Bonds shall be made in the manner described in Section 5.01(b), on the basis of current bid prices.

        Section 5.02. Information for Unitholders. For the purpose of permitting Unitholders to satisfy any reporting requirements of applicable Federal or State tax law, the Evaluator shall make available to the Trustee and the Trustee shall transmit to any Unitholder upon request any determinations made by it pursuant to Section 5.01.

        Section 5.03. Compensation of Evaluator. As compensation for its services hereunder, the Evaluator shall receive, in arrears, against a statement or statements therefor submitted to the Trustee an aggregate annual fee in an amount of $0.36 (or such other amount specified as compensation for the Evaluator in the Trust Agreement) per $1,000 principal amount of Bonds held by a Trust as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in Section 5.01 of this Indenture occurs, in which case the fee for a month is based on the principal amount of Bonds held by a Trust at the end of such month (such annual fee to be pro rated for any calendar year in which the Evaluator provides services during less than the whole of such year) Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be charged by the Trustee, upon receipt of invoice therefor from the Evaluator, against the Interest and Principal Accounts of the respective Trusts on or before the Distribution Date on which such period terminates. If the cash balances in the Interest and Principal Accounts of any Trust shall be insufficient to provide for amounts payable pursuant to this Section 55.03, the Trustee shall have the power to sell
(i) Bonds of such Trust from the Bonds designated to be sold pursuant to Section
6.02 hereof, or (ii) if no such Bonds have been so designated, such Bonds of such Trust as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 55.03. Any moneys payable to the Evaluator pursuant to this
Section 5.03 shall be secured by a prior lien on such Trust except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of
Section 7.04.

        Section 5.04. Liability of Evaluator. The Trustee, the Depositor and the Unitholders may rely on any evaluation furnished by the Evaluator and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall be made in good faith upon the basis of the best information available to it. The Evaluator shall be under no liability to the Trustee, the Depositor or the Unitholders for errors provided, however, that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. In no event will the Evaluator be liable for any indirect, special or consequential damages, including, but not limited to, lost time, lost money, lost profits or good will, whether in contract, tort (including negligence), strict liability or otherwise and whether or not such damages are foreseen or unforeseen.

        Section 5.05. Resignation and Removal of Evaluator; Successor. (a) The Evaluator may resign and be discharged hereunder, by executing an instrument in writing resigning as Evaluator and filing the same with the Depositor and the Trustee, not less than 60 days before the date specified in such instrument when, subject to Section 5.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor and the Trustee shall use their best efforts to appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor and Trustee, in duplicate, one copy of which shall be delivered to the resigning Evaluator and one copy to the successor evaluator. The Depositor or the Trustee may remove the Evaluator at any time upon 30 days' written notice and appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the Evaluator so removed and one copy to the successor evaluator. Notice of such resignation or removal and appointment of a successor evaluator shall be mailed by the Trustee to each Unitholder then of record.

         (b) Any successor evaluator appointed hereunder shall execute, acknowledge and deliver to the Depositor and the Trustee an instrument accepting such appointment hereunder, and such successor evaluator without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Evaluator herein and shall be bound by all the terms and conditions of this Indenture.

         (c) In case at any time the Evaluator shall resign and no successor evaluator shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Depositor and the Trustee, the Evaluator may forthwith apply to a court of competent jurisdiction for the appointment of a successor evaluator. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor evaluator.

         (d) Any corporation into which the Evaluator hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Evaluator hereunder shall be a party, shall be the successor evaluator under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Evaluator may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

         (e) Any resignation or removal of the Evaluator and appointment of a successor evaluator pursuant to this Section shall become effective upon acceptance of appointment by the successor evaluator as provided in subsection
(b) hereof.



                                   ARTICLE VI

                TRUST EVALUATION, REDEMPTION, PURCHASE, TRANSFER,

                       INTERCHANGE OR REPLACEMENT OF UNITS

        Section 6.01. Trust Evaluation. The Evaluator shall make an evaluation of each Trust as of the Evaluation Time (i) on the day on which any Unit of such Trust is tendered for redemption and (ii) on any other day requested by the Trustee or the Depositor. Such evaluations shall take into account and itemize separately (1) the cash on hand in the Trust (other than cash declared held in trust to cover contracts to purchase bonds) or moneys in the process of being collected from matured interest coupons or bonds matured or called for redemption prior to maturity, (2) the value of each issue of the Bonds in the Trust as last determined by the Evaluator pursuant to Section 5.01, and (3) interest accrued thereon not subject to collection and distribution. For each such evaluation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or governmental charges payable out of the Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account of such Trust, (ii) amounts representing accrued expenses of the Trust including but not limited to unpaid fees and expenses of the Trustee, the Evaluator, the Depositor, the Supervisor and counsel, in each case as reported by the Trustee to the Depositor on or prior to the date of evaluation, and (iii) cash held for distribution to Unitholders of record of such Trust as of a date prior to the evaluation then being made. The resulting figure is herein called a "Trust Evaluation." The value of the pro rata share of each Unit of such Trust determined on the basis of any such evaluation shall be referred to herein as the "Unit Value."

         For each day on which the Evaluator shall make a Trust Evaluation it shall also determine Unit Value for such day. Such Unit Value shall be determined by dividing said Trust Evaluation by the number of Units outstanding on such day.

        Section 6.02. Redemptions by Trustee; Purchases by Depositor. Any Unit tendered for redemption by a Unitholder or his duly authorized attorney to the Trustee at its Unit Investment Trust Division office at 101 Barclay Street, New York, New York 10286 whether in the form of a Certificate or in uncertificated form tendered by means of an appropriate request for redemption in form approved by the Trustee shall be redeemed by the Trustee no later than the seventh calendar day following the day on which tender for redemption is made, provided that if such day of redemption is not a Business Day, then such Unit shall be redeemed on the first Business Day prior thereto (being herein called the "Redemption Date"). Subject to payment by such Unitholder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by payment on the Redemption Date of cash equivalent to the Unit Value, determined by the Trustee as of the Evaluation Time on the date of tender; provided that accrued interest is paid to the Redemption Date, multiplied by the number of Units registered in the name of the tendering Unitholder (herein called the "Redemption Price"). Units received for redemption by the Trustee on any day after the Evaluation Time will be held by the Trustee until the next Business Day and will be deemed to have been tendered on such day for redemption at the Redemption Price computed on that day. Units will be deemed to be "tendered" to the Trustee when the Trustee is in physical receipt of the Certificate or Certificates representing such Units and/or such documentation as is required to accomplish transfers of Units pursuant to Section 6.03 hereof.

         The Trustee may in its discretion, and shall when so directed by the Depositor, suspend the right of redemption for Units of a Trust or postpone the date of payment of the Redemption Price therefor for more than seven calendar days following the day on which tender for redemption is made (1) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted; (2) for any period during which an emergency exists as a result of which disposal by such Trust of the Bonds is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the value of the Bonds; or (3) for such other period as the Securities and Exchange Commission may by order permit, and shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

         Not later than the close of business on the day of tender of a Unit for redemption by a Unitholder other than the Depositor, the Trustee shall notify the Depositor of such tender. The Depositor shall have the right to purchase such Unit by notifying the Trustee of its election to make such purchase as soon as practicable thereafter but in no event subsequent to the close of business on the second Business Day after the day on which such Unit was tendered for redemption. Such purchase shall be made by payment for such Unit by the Depositor to the Unitholder not later than the close of business on the Redemption Date of an amount not less than the Redemption Price which would otherwise be payable by the Trustee to such Unitholder.

         Any Unit so purchased by the Depositor may at the option of the Depositor be tendered to the Trustee for redemption at the corporate trust office of the Trustee in the manner provided in the first paragraph of this
Section 6.02.

         If the Depositor does not elect to purchase any Units of a Trust tendered to the Trustee for redemption, or if Units are being tendered by the Depositor for redemption, that portion of the Redemption Price which represents interest shall be withdrawn from the Interest Account of such Trust to the extent available. The balance paid on any redemption, including accrued interest, if any, shall be withdrawn from the Principal Account of such Trust to the extent that funds are available for such purpose. If such available balance shall be insufficient, the Trustee shall sell such of the Bonds held in such Trust, currently designated for such purposes by the Supervisor, as the Trustee in its sole discretion shall deem necessary. In the event that funds are withdrawn from such Principal Account for payment of accrued interest, such Principal Account shall be reimbursed for such funds so withdrawn when sufficient funds are next available in such Interest Account.

         The Supervisor, who may consult with the Depositor, shall designate the Bonds held in each Trust to be sold for the purpose of redemption of Units tendered for redemption and not purchased by the Depositor, and for payment of expenses hereunder, provided that if the Supervisor shall for any reason fail to designate Bonds for such purpose the Trustee, in its sole discretion, may designate Bonds for such purposes. The net proceeds of any sales of Bonds representing principal shall be credited to the Principal Account of a Trust and the proceeds of such sales representing accrued interest shall be credited to the Interest Account of a Trust. The Supervisor, who may consult with the Depositor, shall also designate on such list of Bonds designated to be sold, the Bonds upon the sale of which the Trustee shall obtain a Permanent Insurance Policy from a Portfolio Insurer, provided that if the Supervisor shall for any reason fail to make such designation, the Trustee in its sole discretion shall make such designation if it deems such designation to be in the best interests of Unitholders. The Trustee is hereby authorized to pay and shall pay out of the proceeds of the sale of the Bonds which are covered by Permanent Insurance any premium for such Permanent Insurance and the net proceeds after such deduction shall be credited to the Principal and Interest Account as described above.

         The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Bonds made pursuant to this Section 6.02. Certificates evidencing Units redeemed pursuant to this
Section 6.02 shall be cancelled by the Trustee and the Units evidenced by such Certificates shall be terminated by such redemptions. In the event that a Certificate shall be tendered representing a number of Units greater than those requested to be redeemed by the Unitholder, the Trustee shall issue to such Unitholder, unless such Unitholder requests such Units be uncertificated, upon payment of any tax or charges of the character referred to in the second paragraph of Section 6.03, a new Certificate evidencing the Units representing the balance of the Certificate so tendered and not redeemed.

        Section 6.03. Transfer or Interchange of Units. Units will be held in uncertificated form unless the Unitholder requests in writing to have such Units be held in certificated form. Units may be transferred by the registered holder thereof by presentation and surrender of such Units and Certificates, if issued, at the corporate trust office of the Trustee, properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the Unitholder or his authorized attorney, whereupon new Units or a new registered Certificate or Certificates for the same number of Units of the same Trust executed by the Trustee and the Depositor will be issued in exchange and substitution therefor and Units surrendered shall be cancelled by the Trustee. The registered holder of any Unit may transfer such Unit by the presentation of transfer instructions and Certificates, if issued, to the Trustee at the corporate trust office of the Trustee accompanied by such documents as the Trustee deems necessary to evidence the authority of the person making such transfer and executed by the registered holder or his authorized attorney, whereupon the Trustee shall make proper notification of such transfer on the registration books of the Trustee. Unitholders holding their Units in uncertificated form may at any time request the Trustee to issue Certificates for such Units and Unitholders holding Certificates may at any time request that their Units be held in uncertificated form. The Trustee shall, upon receipt of such request in form satisfactory to it, accompanied by Certificates, if any, issue such Certificates, or cancel such Certificate and make such appropriate notations on its books, as may be requested by such Unitholder; provided that the Trustee is entitled to specify the minimum denomination of any Certificate issued. Certificates issued pursuant to this Indenture are interchangeable for one or more other Certificates in an equal aggregate number of Units of the same Trust and all Certificates issued shall be issued in denominations of one Unit or any multiple thereof as may be requested by the Unitholder. The Trustee may deem and treat the person in whose name any Certificate shall be registered upon the books of the Trustee as the owner of such Certificate for all purposes hereunder and the Trustee shall not be affected by any notice to the contrary, nor be liable to any person or in any way for so deeming and treating the person in whose name any Certificate shall be so registered.

         A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid by the Unitholder to the Trustee. The Trustee may require a Unitholder to pay a reasonable fee which the Trustee in its sole discretion shall determine for each new Certificate issued on any such transfer or interchange.

         All Certificates cancelled pursuant to this Indenture shall be disposed of by the Trustee without liability on its part.

        Section 6.04. Certificates Mutilated, Destroyed, Stolen or Lost. In case any Certificate shall become mutilated or be destroyed, stolen or lost, the Trustee shall execute and deliver a new Certificate in exchange and substitution therefor upon the holder's furnishing the Trustee with proper identification and satisfactory indemnity, complying with such other reasonable regulations and conditions as the Trustee may prescribe and paying such expenses as the Trustee may incur. Any mutilated Certificate shall be duly surrendered and cancelled before any new Certificate shall be issued in exchange and substitution therefor. Upon the issuance of any new Certificate a sum sufficient to pay any tax or other governmental charge and the fees and expenses of the Trustee may be imposed. Any such new Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in a Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         In the event a Trust has terminated or is in the process of termination, the Trustee may, instead of issuing a new Certificate in exchange and substitution for any Certificate which shall have become mutilated or shall have been destroyed, stolen or lost, make the distributions in respect of such mutilated, destroyed, stolen or lost Certificate (without surrender thereof except in the case of a mutilated Certificate) as provided in Section 9.02 hereof if the Trustee is furnished with such security or indemnity as it may require to save it harmless, and in the case of destruction, loss or theft of a Certificate, evidence to the satisfaction of the Trustee of the destruction, loss or theft of such Certificate and of the ownership thereof.



                                   ARTICLE VII

                                     TRUSTEE

        Section 7.01. General Definition of Trustee's Liabilities, Rights and Duties. The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect each Trust and the rights and interests of the Unitholders thereof pursuant to the terms of this Indenture, provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Interest and Principal Accounts of such Trust and the payment of such costs and expenses shall be secured by a prior lien on such Trust.

         In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustee as otherwise set forth the liabilities of the Trustee are further defined as follows:

                   (a) all moneys deposited with or received by the Trustee hereunder related to a Trust shall be held by it without interest in trust as part of such Trust or the Reserve Account of such Trust until required to be disbursed in accordance with the provisions of this Indenture and such moneys will be segregated by separate recordation on the trust ledger of the Trustee so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved, the Trustee shall handle such moneys in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940;

                   (b) the Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document whether or not of the same kind prima facie properly executed, or for the disposition of moneys, Bonds or certificates pursuant to this Indenture, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under this Indenture or otherwise, except by reason of its own negligence, lack of good faith or willful misconduct, provided that the Trustee shall not in any event be liable or responsible for any evaluation made by the Evaluator unless caused by a willful act or an intentional omission of the Trustee. The Trustee may construe any of the provisions of this Indenture, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the parties hereto;

                   (c) the Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositor, or for the form, character, genuineness, sufficiency, value or validity of any Bonds (except that the Trustee shall be responsible for the exercise of due care in determining the genuineness of Bonds delivered to it pursuant to contracts for the purchase of such Bonds) or for or in respect of the validity or sufficiency of the Certificates (except for the due execution thereof by the Trustee) or of the due execution thereof by the Depositor, or for the payment by the Portfolio Insurer, if any, of amounts due under, or the performance by the Portfolio Insurer of its obligations in accordance with, the Portfolio Insurance, and the Trustee shall in no event assume or incur any liability, duty, or obligation to any Unitholder or the Depositor other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Depositor;

                   (d) the Trustee shall not be under any obligation to appear in, prosecute or defend any action, which in its opinion may involve it in expense or liability, unless as often as required by the Trustee, it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Trustee from such actions shall be deductible from and a charge against the Interest and Principal Accounts of the affected Trust;

                   (e) the Trustee may employ agents, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under this Indenture taken, or suffered, in good faith by the Trustee, in accordance with the opinion of its counsel. The fees and expenses charged by such agents, attorneys, accountants or auditors shall constitute an expense of the Trustee reimbursable from the Interest and Principal Accounts of the affected Trust as set forth in
         Section 7.04 hereof;

                   (f) if at any time the Depositor shall fail to undertake or perform any of the duties which by the terms of this Indenture are required by it to be undertaken or performed, or such Depositor shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of such Depositor or of its property shall be appointed, or any public officer shall take charge or control of such Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may: (1) appoint a successor depositor who shall act hereunder in all respects in place of such Depositor which successor shall be satisfactory to the Trustee, and which may be compensated at rates deemed by the Trustee to be reasonable under the circumstances, by deduction ratably from the Interest Accounts of the affected Trust or, to the extent funds are not available in such Account, from the Principal Accounts of the affected Trust but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940, or (2) terminate and liquidate the affected Trust in the manner provided in Section 9.02;

                   (g) if (i) the value of any Trust as shown by any Trust Evaluation pursuant to Section 6.01 hereof shall be less than 20% of the aggregate principal amount of Bonds initially deposited in such Trust, the Trustee may in its discretion, and shall when so directed by the Depositor, terminate this Indenture and the Trust created hereby and liquidate such Trust, in such manner as the Depositor shall direct, or, if the Depositor does not so direct, in such manner as the Trustee determines in its discretion, (ii) within ninety days from the time that a Trust's registration statement has first become effective under the Securities Act of 1933, as amended, the net worth of such Trust declines to less than $100,000 or such Trust is terminated, the Trustee shall refund, on demand and without deduction, all sales charges to each person who purchased Units of such Trust, and liquidate the Bonds then held by such Trust and distribute the proceeds thereof to the Unitholders of such Trust, or (iii) in the event that redemptions by the Depositor or any underwriter of Units of Trust constituting a part of the Units not theretofore sold to the public results in such Trust having a net worth of less than 40% of the principal amount of the Bonds (or delivery statements relating to contracts for the purchase of any such Bonds which, together with cash or an irrevocable letter of credit issued by a bank in the amount required for their purchase, are held by such Trust for purchase of the Bonds) initially deposited in such Trust, the Trustee shall terminate such Trust and distribute the assets thereof to the Unitholders of such Trust and refund, on demand and without deduction, all sales charges to each person who purchased Units of such Trust from the Depositor or from any underwriter or dealer participating in the distribution. The Depositor agrees to reimburse the Trustee for any sales charge payments collected by the Depositor to which it is not entitled pursuant to this paragraph.

                   (h) in no event shall the Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Bonds or upon the interest thereon or upon it as Trustee hereunder or upon or in respect of any Trust which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the Interest and Principal Accounts of the affected Trust, and the payment of such amounts so paid by the Trustee shall be secured by a prior lien on such Trust;

                   (i) no payment to a Depositor or to any principal underwriter (as defined in the Investment Company Act of 1940) for any Trust or to any affiliated person (as so defined) or agent of a Depositor or such underwriter shall be allowed as an expense except for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee; and

                   (j) the Trustee except by reason of its own negligence or wilful misconduct shall not be liable for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

        Section 7.02. Books, Records and Reports. The Trustee shall keep proper books of record and account of all the transactions of each Trust under this Indenture at its corporate trust office including a record of the name and address of, and the Certificates issued by each Trust and held by, every Unitholder, and such books and records of each Trust shall be open to inspection by any Unitholder of such Trust at all reasonable times during the usual business hours.

         Unless the Depositor determines that such an audit is not required, the account of each Trust shall be audited not less than annually by independent public accountants designated from time to time by the Depositor and reports of such accountants shall be furnished by the Trustee, upon request, to Unitholders. The Trustee, however, in connection with any such audits shall not be obligated to use Trust assets to pay for such audits in excess of the amounts indicated in the Prospectus relating to such Trust.

         To the extent permitted under the Investment Company Act of 1940 as evidenced by an opinion of counsel to the Depositor, the Trustee shall pay, or reimburse to the Depositor or others, the costs of the preparation of documents and information with respect to a Trust required by law or regulation in connection with the maintenance of a secondary market in Units of such Trust. Such costs may include but are not limited to accounting and legal fees, blue sky registration and filing fees, printing expenses and other reasonable expenses related to documents required under Federal and state securities laws. Such costs shall be a Trust expense and the Trustee shall not be obligated to advance any of its own funds to make such payments.

         The Trustee shall make such annual or other reports as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder.

        Section 7.03. Indenture and List of Bonds on File. The Trustee shall keep a certified copy or duplicate original of this Indenture on file at its corporate trust office available for inspection at all reasonable times during the usual business hours by any Unitholder, together with a current list of the Bonds in each Trust.

        Section 7.04. Compensation. For services performed under this Indenture the Trustee shall be paid under each plan of distribution an amount per annum as set forth in the Trust Agreement. The Trustee's compensation shall be computed on the basis of the greatest amount of such principal amount of Bonds in such Trust at any time during the period with respect to which such compensation is being computed and shall be apportioned among the respective plans of distribution in effect as of January 1 next preceding such computation. The Trustee may from time to time adjust its compensation as set forth above provided that total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be charged by the Trustee against the Interest and Principal Accounts of each Trust on or before the Monthly or Semi-Annual Distribution Date on which such period terminates; provided, however, that such compensation shall be deemed to provide only for the usual, normal and proper functions undertaken as Trustee pursuant to this Indenture. The Trustee shall also charge the Interest and Principal Accounts of each Trust for any and all expenses and disbursements incurred hereunder, including legal and auditing expenses, and for any extraordinary services performed by the Trustee hereunder relating to such Trust. Such expenses may include an amount payable to the Trustee reflecting the cost to the Trustee of advancing funds to the Trust to meet scheduled distributions may be periodically adjusted in response to fluctuations in short-term interest rates.

         The Trustee shall be indemnified ratably by the affected Trusts and held harmless against any loss or liability accruing to it without gross negligence, bad faith or wilful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises. If the cash balances in the Interest and Principal Accounts of the affected Trust shall be insufficient to provide for amounts payable pursuant to this Section 7.04, the Trustee shall have the power to sell (i) Bonds of the affected Trust from the Bonds designated to be sold pursuant to Section 6.02 hereof, or (ii) if no such Bonds have been so designated, such Bonds of the affected Trust as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 7.04.

         The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Bonds made pursuant to this Section 7.04. Any moneys payable to the Trustee pursuant to this Section shall be secured by a prior lien on the affected Trust.

        Section 7.05. Removal and Resignation of Trustee; Successor. The following provisions shall provide for the removal and resignation of the Trustee and the appointment of any successor trustee:

                   (a) the Trustee or any trustee or trustees hereafter appointed may resign and be discharged of a Trust created by this Indenture, by executing an instrument in writing resigning as Trustee of such Trust and filing same with the Depositor and mailing a copy of a notice of resignation to all Unitholders then of record, not less than sixty days before the date specified in such instrument when, subject to Section 7.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor trustee. The Depositor may at any time remove the Trustee, with or without cause, and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee. Notice of such resignation or removal of a trustee and appointment of a successor trustee shall be mailed by the successor trustee, promptly after its acceptance of such appointment, to each Unitholder then of record;

                   (b) any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor and to the retiring Trustee an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of this Indenture. Upon the request of such successor trustee, the Depositor and the retiring Trustee shall, upon payment of any amounts due the retiring Trustee, or provision therefor to the satisfaction of such retiring Trustee, execute and deliver an instrument acknowledged by it transferring to such successor trustee all the rights and powers of the retiring Trustee; and the retiring Trustee shall transfer, deliver and pay over to the successor trustee all Bonds and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor trustee, and shall thereupon be discharged from all duties and responsibilities under this Indenture;

                   (c) in case at any time the Trustee shall resign and no successor trustee shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Depositor, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee;

                   (d) any entity into which any trustee hereunder may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which any trustee hereunder shall be a party, shall be the successor trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation to the contrary notwithstanding; and

                   (e) any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section shall become effective upon acceptance of appointment by the successor trustee as provided in subsection (b) hereof.

        Section 7.06. Qualifications of Trustee. The Trustee shall be a corporation organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust powers and having at all times an aggregate capital, surplus, and undivided profits of not less than $5,000,000.



                                  ARTICLE VIII

                              RIGHTS OF UNITHOLDERS

        Section 8.01. Beneficiaries of Trust. By the purchase and acceptance or other lawful delivery and acceptance of any Unit, whether certificated or not, of a Trust the Unitholder shall be deemed to be a beneficiary of such Trust created by this Indenture and vested with all right, title and interest in such Trust to the extent of the Units set forth and evidenced by such Certificate or held in uncertificated form, subject to the terms and conditions of this Indenture and of such Certificate.

        Section 8.02. Rights, Terms and Conditions. In addition to the other rights and powers set forth in the other provisions and conditions of this Indenture the Unitholders shall have the following rights and powers and shall be subject to the following terms and conditions:

                   (a) a Unitholder may at any time prior to the Trustee's close of business as of the date on which a Trust is terminated tender his Units or his Certificate(s) if held in certificated form (including any temporary Certificate or other evidence of ownership of Units of such Trust, issued by the Trustee or the Depositor) to the Trustee for redemption in accordance with Section 6.02;

                   (b) the death or incapacity of any Unitholder shall not operate to terminate this Indenture or a Trust to which the Certificate relates nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of a Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unitholder expressly waives any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this Indenture, in respect of the Bonds or moneys from time to time received, held and applied by the Trustee hereunder; and

                   (c) no Unitholder shall have any right to vote or in any manner otherwise control the operation and management of a Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates which may have been issued, be construed so as to constitute the Unitholders from time to time as partners or members of an association; nor shall any Unitholder ever be under any liability to any third persons by reason of any action taken by the parties to this Indenture, or any other cause whatsoever.



                                   ARTICLE IX

                 ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS

        Section 9.01. Amendments. (a) This Indenture may be amended from time to time by the parties hereto or their respective successors, without the consent of any of the Unitholders, (i) to cure any ambiguity or to correct or supplement any provision contained hereon which may be defective or inconsistent with any other provision contained herein; or (ii) to make such other provision in regard to matters or questions arising hereunder as shall not adversely affect the interests of the Unitholders; provided, however, that the parties hereto may not amend this Indenture so as to (1) increase the number of Units issuable hereunder above the maximum number set forth in Section 2.03 of this Indenture except as provided in Section 6.04 hereof or such lesser amount as may be outstanding at any time during the term of this Indenture or (2) permit the deposit or acquisition hereunder of interest-bearing obligations or other securities either in addition to or in substitution for any of the Bonds.

         (b) Except for the amendments, changes or modifications as provided in
Section 9.01(a) hereof, neither the parties hereto nor their respective successors shall consent to any other amendment, change or modification of this Indenture without the giving of notice and the obtaining of the approval or consent of Unitholders representing at least 51% of the Units then outstanding of the affected Trust. Nothing contained in this Section 9.01(b) shall permit, or be construed as permitting, a reduction of the aggregate percentage of Units the holders of which are required to consent to any amendment, change or modification of this Indenture without the consent of the Unitholders of all of the Units then outstanding of the affected Trust and in no event may any amendment be made which would (1) alter the rights to the Unitholders as against each other, (2) provide the Trustee with the power to engage in business or investment activities other than as specifically provided in this Indenture or
(3) adversely affect the characterization of the Trust as a grantor trust for federal income tax purposes.

         (c) Promptly after the execution of any such amendment the Trustee shall furnish written notification to all then outstanding Unitholders of the substance of such amendment.

        Section 9.02. Termination. This Indenture and any Trust created hereby shall terminate upon the maturity, redemption, sale or other disposition as the case may be of the last Bond held in such Trust unless sooner terminated as hereinbefore specified and may be terminated at any time by the written consent of Unitholders representing 51% of the then outstanding Units of such Trust; provided, that in no event shall a Trust continue beyond the end of the calendar year preceding the fiftieth anniversary of the execution of the related Trust Agreement (the respective "Mandatory Termination Date"); and provided further that in connection with any such liquidation it shall not be necessary for the Trustee to dispose of any Bond of such Trusts if retention of such Bond, until due, shall be deemed to be in the best interests of Unitholders, including, but not limited to, situations in which a Bond insured by the Portfolio Insurance, if any, are in default, situations in which a Bond insured by Portfolio Insurance reflects a deteriorated market price resulting from a fear of default and situations in which a Bond mature after the Mandatory Termination Date. The Supervisor and Trustee will observe the procedures described in Section 6.02 with respect to the purchase of Permanent Insurance in connection with the liquidation of Bonds of a Trust.

         Written notice of any termination, specifying the time or times at which the Unitholders of a Trust may surrender their Certificates for cancellation shall be given by the Trustee to each such Unitholder at his address appearing on the registration books of the Trustee. Within a reasonable period of time after such termination of a Trust the Trustee shall fully liquidate the Bonds of such Trust then held, if any, and shall:

                   (a) deduct from the Interest Account of such Trust or, to the extent that funds are not available in such Account, from the Principal Account of such Trust and pay to itself individually an amount equal to the sum of (1) its accrued compensation for its ordinary recurring services in connection with such Trust, (2) any compensation due it for its extraordinary services in connection with such Trust and (3) any costs, expenses or indemnities in connection with such Trust as provided herein;

                   (b) deduct from the Interest Account of such Trust or, to the extent that funds are not available in such Account, from the Principal Account of such Trust and pay accrued and unpaid fees of the Evaluator, Depositor, Supervisor and counsel in connection with such Trust, if any;

                   (c) deduct from the Interest Account of such Trust or the Principal Account of such Trust any amounts which may be required to be deposited in the Reserve Account of such Trust to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses incurred under this Indenture in connection with such Trust;

                   (d) distribute to each Unitholder of such Trust such Unitholder's pro rata share of the balance of the Interest Account of such Trust;

                   (e) distribute to each Unitholder of such Trust such Unitholder's pro rata share of the balance of the Principal Account of such Trust; and

                   (f) together with such distribution to each Unitholder as provided for in (d) and (e), furnish to each such Unitholder a final distribution statement as of the date of the computation of the amount distributable to Unitholders, setting forth the data and information in substantially the form and manner provided for in Section 3.06 hereof.

         The amounts to be so distributed to each Unitholder shall be that pro rata share of the balance of the total Interest and Principal Accounts of such Trust as shall be represented by the Units therein evidenced by the outstanding Certificates held of record by such Unitholder.

         The Trustee shall be under no liability with respect to moneys held by it in the Interest, Reserve and Principal Accounts of a Trust upon termination except to hold the same in trust without interest until disposed of in accordance with the terms of this Indenture.

         In the event that all of the Unitholders of a Trust shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Unitholders to surrender their Certificates for cancellation and receive the liquidation distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take steps, or may appoint an agent to take appropriate steps, to contact the remaining Unitholders concerning surrender of their Certificates and the cost thereof shall be paid out of the moneys and other assets which remain in the Trust hereunder.

        Section 9.03. Construction. This Indenture is executed and delivered in the State of New York, and all laws or rules of construction of such State shall govern the rights of the parties hereto and the Unitholders and the interpretation of the provisions hereof.

        Section 9.04. Registration of Units. Except as provided herein, the Depositor agrees and undertakes on its own part to register the Units with the Securities and Exchange Commission or other applicable governmental agency, federal or state, pursuant to applicable federal or state statutes, if such registration shall be required, and to do all things that may be necessary or required to comply with this provision during the term of the Trusts created hereunder, and the Trustee shall incur no liability or be under any obligation or expenses in connection therewith.

        Section 9.05. Written Notice. Any notice, demand, direction or instruction to be given to the Depositor or the Supervisor hereunder shall be in writing and shall be duly given if mailed or delivered to the Depositor at 1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, Illinois 60181-5555, or at such other address as shall be specified by the Depositor or the Evaluator to the other parties hereto in writing.

         Any notice, demand, direction or instruction to be given to the Trustee hereunder shall be in writing and shall be duly given if mailed or delivered to the corporate trust office of the Trustee at 101 Barclay Street, New York, New York 10286, Attention: Unit Investment Trust Division, or at such other address as shall be specified by the Trustee to the other parties hereto in writing.

         Any notice, demand, direction or instruction to be given to the Evaluator shall be in writing and shall be duly given if mailed or delivered to the Evaluator at 55 Water Street, New York, New York 10041-0003, Attention: Vice President Evaluations, or at such other address as shall be specified by the Evaluator to the other parties hereto in writing.

         Any notice to be given to the Unitholders shall be duly given if mailed or delivered to each Unitholder at the address of such holder appearing on the registration books of the Trustee.

        Section 9.06. Severability. If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Certificates or the rights of the holders thereof.

        Section 9.07. Dissolution of Depositor Not to Terminate. The dissolution of the Depositor from or for any cause whatsoever shall not operate to terminate this Indenture or a Trust insofar as the duties and obligations of the Trustee are concerned.


               EXECUTION OF STANDARD TERMS AND CONDITIONS OF TRUST

         IN WITNESS WHEREOF, the parties hereto shall each cause these Standard Terms and Conditions of Trust to be executed by authorized officers by executing a Trust Agreement incorporating by reference these Standard Terms and Conditions of Trust and designating any exclusions from or additions or exceptions to such incorporation by reference for the purposes of each Trust or variation of the terms hereof for the purposes of each Trust.